Exhibit 4.3(A)

NU Exhibit 4.3 Form of Supplemental Indenture

NORTHEAST UTILITIES

and

THE BANK OF NEW YORK,

AS TRUSTEE

SUPPLEMENTAL INDENTURE

Dated as of

Supplemental to the Indenture, dated as of June 1, 2002

Senior Notes, Series     , Due

SUPPLEMENTAL INDENTURE, dated as of               , between NORTHEAST UTILITIES, a voluntary association duly organized and existing under the laws of the Commonwealth of Massachusetts (the “Company”), and THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the State of New York, as Trustee under the Original Indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY

The Company has heretofore executed and delivered to the Trustee an indenture dated as of April 1, 2002 (the “Original Indenture”), to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (the “Senior Notes”), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture.

Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, (a) the purpose of establishing the form and terms of the Senior Notes of any series as permitted in Sections 201 and 301 of the Original Indenture, and (b) changing the provisions of the Original Indenture as they apply to any series created by such supplemental indenture.

The Company has heretofore executed and delivered to the Trustee the following Supplemental Indenture for the purpose of creating a new series of bonds and amending the Original Indenture:

Date	Series	Amount

The Company desires to create an additional series of the Senior Notes in an aggregate principal amount of up to $            to be designated the “Senior Notes, Series   , Due      ” (the “Notes”), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Supplemental Indenture has been duly taken.

All acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this  Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Notes by the Holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

Definitions

The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and form of the Notes attached hereto as Exhibit A.

ARTICLE TWO

Terms and Issuance of the Senior Notes, Series   , Due 20

SECTION 201. Issue of Notes.

A series of Senior Notes which shall be designated the “Senior Notes, Series  , Due 20  “ shall be executed, authenticated and delivered from time to time in accordance with the provisions of, and shall in all respects be subject to, the terms and conditions and covenants of, the Original Indenture and this  Supplemental Indenture (including the form of Global Security set forth in Exhibit A hereto). The aggregate principal amount of the Notes which may be authenticated and delivered under this Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $            .

SECTION 202. Form of Notes; Incorporation of Terms.

The Notes shall be in substantially the form set forth in Exhibit A attached hereto. The terms of the Notes contained in such form are hereby incorporated herein by reference and are made a part of this Supplemental Indenture.

SECTION 203. Global Security; Depositary for Global Securities.

The Notes shall be issued initially in the form of a Global Security. The Depositary for any Global Securities of the series of which the Notes are a part shall be The Depository Trust Company, New York, New York.

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SECTION 204. Restrictions on Liens.

The provisions of Section 1007 of the Original Indenture shall be applicable to the Notes.

SECTION 205. Sale and Leaseback Transactions.

The provisions of Section 1012 of the Original Indenture shall be applicable to the Notes.

SECTION 206. Place of Payment.

The Place of Payment in respect of the Notes shall be at the Corporate Trust Office, which, at the date hereof, is located at 101 Barclay Street, New York, NY 10286, Attention: Corporate Trust Administration.

ARTICLE THREE

Miscellaneous

SECTION 301. Execution as Supplemental Indenture.

This  Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this  Supplemental Indenture forms a part thereof.

SECTION 302. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this  Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 303. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 304. Successors and Assigns.

All covenants and agreements by the Company in this  Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 305. Separability Clause.

In case any provision in this  Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 306. Benefits of  Supplemental Indenture.

Nothing in this  Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this  Supplemental Indenture.

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SECTION 307. Recitals.

The Trustee shall have no responsibility for the recitals contained in this  Supplemental Indenture, all of which shall be taken as the statements of the Company, or for the validity or sufficiency of this  Supplemental Indenture.

SECTION 308. Governing Law.

This  Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 309. Execution and Counterparts.

This  Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 310. Liability of Trustees and Shareholders.

The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees of the Company and no such contract, obligation or undertaking shall be enforceable against the trustees of the Company or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees of the Company as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate of the Company for the payment or satisfaction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this  Supplemental Indenture to be duly executed, all as of the day and year first above written.

NORTHEAST UTILITIES

By:

Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:

Name:
Title: Vice President

STATE OF	)
CONNECTICUT	)
ss.:
COUNTY OF	)
HARTFORD	)

4

On the          day of     , 20  , before me personally came                    to me known, who, being by me duly sworn, did depose and say that he is the                     of Northeast Utilities, one of the corporations described in and which executed for the foregoing instrument; and that he signed his name thereto by authority of the Board of Trustees of said corporation.

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the          day of              , 20  , before me personally came                , to me known, who, being by me duly sworn, did depose and say that he/she is a              of The Bank of New York Trust Company, N.A., a New York banking corporation, one of the corporations described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said corporation.

Notary Public Information

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EXHIBIT A

[Form of Face of Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Northeast Utilities or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NORTHEAST UTILITIES

SENIOR NOTES, SERIES   , DUE 20

CUSIP NO.

$

No.

NORTHEAST UTILITIES, a voluntary association duly organized and existing under the laws of the Commonwealth of Massachusetts (the “Company” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                                          ($                        ) on       , 20  (the “Final Maturity”), and to pay interest thereon from the date of original issuance of the Notes or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on         and            in each year, commencing            , 20, at the rate of         % per annum, until the principal hereof is paid or made available for payment.

The amount of interest payable for any period other than a complete interest payment period will be computed on the basis of a 360-day year consisting of twelve thirty day months for the actual number of days elapsed. In any case where any Interest Payment Date or Stated Maturity is not a Business Day, then payment of principal and interest, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. A “Business Day” shall mean any day, except a Saturday, a Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be (1) the Business Day next preceding such Interest Payment Date if this Security remains in book-entry only form or (2) the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date if this Security does not remain in book-entry only form. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Security has initially been issued in the form of a Global Security, and the Company has initially designated The Depository Trust Company, New York, New York (the “Depositary,” which term shall include any successor depositary) as the Depositary for this Security. For as long as this Security or any portion hereof is issued in such form, and notwithstanding the previous paragraph, all payments of interest, principal and other amounts in respect of this Security or portion thereof shall be made to the Depositary or its nominee in accordance with its applicable policies and procedures, in the coin or currency specified above and as further provided on the reverse hereof.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Form of Reverse of Global Security]

NORTHEAST UTILITIES

SENIOR NOTES, SERIES , DUE 20

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 1, 2002 as amended and supplemented from time to time (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under Indenture), as to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $        . The provisions of this Security, together with the provisions of the Indenture, shall govern the rights, obligations, duties and immunities of the Holder, the Company and the Trustee with respect to this Security, provided that, if any provision of this Security conflicts with any provision of the Indenture, the provision of this Security shall be controlling to the fullest extent permitted under the Indenture.

The Securities of this series are not subject to redemption at the option of the Company for any reason prior to maturity.

The Securities of this series will not be subject to any sinking fund.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Interest payments with respect to this Security for any period other than a complete interest payment period will be computed and paid on the basis of a 360-day year consisting of twelve thirty day months for the actual number of days elapsed.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Security at the time, place and rate, and in the coin or currency, herein prescribed.

This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee an Officers’ Certificate providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of the series of which this Security is a part. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

For so long as this Security is issued in the form of a Global Security, neither the Company nor the Trustee will have any responsibility with respect to the policies and procedures of the Depositary or for any notices or other communications among the Depositary, its direct and indirect participants or the beneficial owners of this Security.

Neither the failure to give any notice nor any defect in any notice given to the Holder of this Security or any other Security of this series will affect the sufficiency of any notice given to any other Holder of any Securities of this series.

The Indenture provides that the Company, at its option (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of and interest, if any, on the Securities on the dates such payments are due in accordance with the terms of such Securities, and certain other conditions are satisfied.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any trustee, incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatsoever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees and no such contract, obligation or undertaking shall be enforceable against the trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, Northeast Utilities has caused this instrument to be duly executed.

Dated:        , 20

NORTHEAST UTILITIES

By:
Name
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

Dated:     , 20

THE BANK OF NEW YORK,

as Trustee

By:
Authorized Signatory